                                                                    Exhibit 4.1

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------





                           REPUBLIC BANCSHARES, INC.


                                      AND


               SOUTHTRUST BANK OF FLORIDA, NATIONAL ASSOCIATION,
                                    TRUSTEE



                        -------------------------------

                                   INDENTURE

                         DATED AS OF DECEMBER 18, 1996


                        -------------------------------






                                   $6,000,000

                     6% CONVERTIBLE SUBORDINATED DEBENTURES
                                    DUE 2011




--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                           Republic Bancshares, Inc.
             Reconciliation and tie between Trust Indenture Act of
               1939 and Indenture, dated as of December 18, 1996

Trust Indenture
Act Section                                                                                             Indenture Section
---------------                                                                                         -----------------
Section  310(a)(1)          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.8
      (a)(2)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.8
      (a)(3)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           N/A
      (a)(4)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           N/A
      (b)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.8, 7.9
      (c)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           N/A

Section  311(a)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7.12
      (b)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7.12
      (c)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           N/A

Section  312(a)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5.1, 5.2
      (b)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           5.2
      (c)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           5.2

Section  313(a)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           5.3
      (b)(1)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           N/A
      (b)(2)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           N/A
      (c)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           5.3
      (d)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           5.3

Section  314(a)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           5.4
      (b)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           N/A
      (c)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           2.2
      (d)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           N/A
      (e)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1.3
      (f)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           N/A

Section  315(a)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7.1(a)
      (b)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7.2
      (c)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7.1(b)
      (d)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7.1(c)
      (e)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          6.14

Section  316(a)(1)(A)       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          6.12
      (a)(1)(B)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          6.13
      (a)(2)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           N/A
      (b)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6.8

Section  317(a)(1)          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6.3
      (a)(2)      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6.4
      (b)         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           4.3

Section  318(a)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1.7

--------------------------------

NOTE:   This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS



RECITALS OF THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -1-

ARTICLE I         Definitions and Other Provisions of General Application  . . . . . . . . . . . . . . . . . . . . . . -1-

   SECTION 1.1.   Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -1-
   SECTION 1.2.   Compliance Certificates and Opinions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -5-
   SECTION 1.3.   Form of Documents Delivered to Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -6-
   SECTION 1.4.   Action by Debentureholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -6-
   SECTION 1.5.   Notices, etc., to Trustee and Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -7-
   SECTION 1.6.   Notices to Debentureholders; Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -8-
   SECTION 1.7.   Conflict with Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -8-
   SECTION 1.8.   Effect of Headings and Table of Contents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -8-
   SECTION 1.9.   Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -8-
   SECTION 1.10.  Separability Clause  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -8-
   SECTION 1.11.  Benefits of Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -8-
   SECTION 1.12.  Legal Holidays   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -9-
   SECTION 1.13.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -9-

ARTICLE II       Debenture Forms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -9-

   SECTION 2.1.  Forms Generally   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -9-
   SECTION 2.2.  Debentures in Global Form   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -9-
   SECTION 2.3.  Form of Debenture   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -9-

ARTICLE III      The Debentures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -17-

   SECTION 3.1.   General Title; General Limitations; Terms of Debenture . . . . . . . . . . . . . . . . . . . . . .  -17-
   SECTION 3.2.   Denominations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -17-
   SECTION 3.3.   Execution, Authentication and Delivery . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -17-
   SECTION 3.4.   Temporary Debentures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -18-
   SECTION 3.5.   Registration, Registration of Transfer and Exchange  . . . . . . . . . . . . . . . . . . . . . . .  -18-
   SECTION 3.6.   Mutilated, Destroyed, Lost and Stolen Debentures . . . . . . . . . . . . . . . . . . . . . . . . .  -20-
   SECTION 3.7.   Payment of Interest; Interest Rights Preserved . . . . . . . . . . . . . . . . . . . . . . . . . .  -21-
   SECTION 3.8.   Persons Deemed Owners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
   SECTION 3.9.   Cancellation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
   SECTION 3.10.  Computation of Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-

ARTICLE IV        Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-

   SECTION 4.1.   Payment of Principal and Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
   SECTION 4.2.   Maintenance of Office or Agency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
   SECTION 4.3.   Money for Debenture Payments to be Held in Trust . . . . . . . . . . . . . . . . . . . . . . . . .  -23-
   SECTION 4.4.   Payment of Taxes and Other Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -24-
   SECTION 4.5.   Maintenance of Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -24-
   SECTION 4.6.   Statement as to Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -24-
   SECTION 4.7.   Corporate Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -24-
   SECTION 4.8.   Restrictions on Dividends, Redemptions and Other Payments  . . . . . . . . . . . . . . . . . . . .  -24-

ARTICLE V         Debentureholders' Lists and Reports by the Trustee and the Company   . . . . . . . . . . . . . . .  -25-

   SECTION 5.1.   Company to Furnish Trustee Names and Addresses of Debentureholders   . . . . . . . . . . . . . . .  -25-


   SECTION 5.2.   Preservation of Information; Communications to Debentureholders  . . . . . . . . . . . . . . . . .  -25-
   SECTION 5.3.   Reports by Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -25-
   SECTION 5.4.   Reports by Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-

ARTICLE VI        Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-

   SECTION 6.1.   Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-
   SECTION 6.2.   Acceleration of Maturity; Rescission and Annulment . . . . . . . . . . . . . . . . . . . . . . . .  -27-
   SECTION 6.3.   Suits for Enforcement by Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -28-
   SECTION 6.4.   Trustee May File Proofs of Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -28-
   SECTION 6.5.   Trustee May Enforce Claims Without Possession of Debentures  . . . . . . . . . . . . . . . . . . .  -28-
   SECTION 6.6.   Application of Money Collected . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -29-
   SECTION 6.7.   Limitation on Suits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -29-
   SECTION 6.8.   Unconditional Right of Debentureholders to Receive Principal and Interest  . . . . . . . . . . . .  -29-
   SECTION 6.9.   Restoration of Rights and Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -30-
   SECTION 6.10.  Rights and Remedies Cumulative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -30-
   SECTION 6.11.  Delay or Omission Not A Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -30-
   SECTION 6.12.  Control by Debentureholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -30-
   SECTION 6.13.  Waiver of Past Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -30-
   SECTION 6.14.  Undertaking for Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -31-
   SECTION 6.15.  Waiver of Stay or Extension Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -31-

ARTICLE VII       The Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -31-

   SECTION 7.1.   Certain Duties and Responsibilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -31-
   SECTION 7.2.   Notice of Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -32-
   SECTION 7.3.   Certain Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -32-
   SECTION 7.4.   Not Responsible for Recitals or Issuance of Debentures . . . . . . . . . . . . . . . . . . . . . .  -33-
   SECTION 7.5.   May Hold Debentures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -33-
   SECTION 7.6.   Money Held in Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -34-
   SECTION 7.7.   Compensation and Reimbursement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -34-
   SECTION 7.8.   Corporate Trustee Required; Eligibility; Disqualification  . . . . . . . . . . . . . . . . . . . .  -34-
   SECTION 7.9.   Resignation and Removal; Appointment of Successor  . . . . . . . . . . . . . . . . . . . . . . . .  -35-
   SECTION 7.10.  Acceptance of Appointment by Successor   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -36-
   SECTION 7.11.  Merger, Conversion, Consolidation or Succession to Business of Trustee   . . . . . . . . . . . . .  -36-
   SECTION 7.12.  Preferential Collection of Claims against Company  . . . . . . . . . . . . . . . . . . . . . . . .  -36-

ARTICLE VIII      Supplemental Indentures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -36-

   SECTION 8.1.   Supplemental Indentures Without Consent of Debentureholders  . . . . . . . . . . . . . . . . . . .  -36-
   SECTION 8.2.   Supplemental Indentures With Consent of Debentureholders . . . . . . . . . . . . . . . . . . . . .  -37-
   SECTION 8.3.   Execution of Supplemental Indentures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -38-
   SECTION 8.4.   Effect of Supplemental Indentures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -38-
   SECTION 8.5.   Conformity with Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -38-
   SECTION 8.6.   Reference in Debentures to Supplemental Indentures . . . . . . . . . . . . . . . . . . . . . . . .  -38-
   SECTION 8.7.   Subordination Unimpaired . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -38-

ARTICLE IX        Consolidation, Merger, Conveyance, Transfer or Lease . . . . . . . . . . . . . . . . . . . . . . .  -39-

   SECTION 9.1.   Company May Consolidate, etc., Only on Certain Terms . . . . . . . . . . . . . . . . . . . . . . .  -39-
   SECTION 9.2.   Successor Corporation Substituted  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -39-
   SECTION 9.3.   Limitation on Lease of Properties as Entirety  . . . . . . . . . . . . . . . . . . . . . . . . . .  -39-


ARTICLE X         Satisfaction, Discharge and Defeasance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -39-

   SECTION 10.1.  Satisfaction and Discharge of Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -39-
   SECTION 10.2.  Application of Trust Money . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -40-
   SECTION 10.3.  Satisfaction, Discharge and Defeasance of Debentures   . . . . . . . . . . . . . . . . . . . . . .  -41-

ARTICLE XI        Subordination of Debentures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -42-

   SECTION 11.1.  Subordination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -42-
   SECTION 11.2.  Distribution of Assets, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -42-
   SECTION 11.3.  Subrogation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -43-
   SECTION 11.4.  Obligation of the Company Unconditional  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -44-
   SECTION 11.5.  Payments on Debentures Permitted   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -44-
   SECTION 11.6.  Effectuation of Subordination by Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -44-
   SECTION 11.7.  Knowledge of Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -44-
   SECTION 11.8.  Trustee May Hold Senior Indebtedness   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -44-
   SECTION 11.9.  Rights of Holders of Senior Indebtedness Not Impaired  . . . . . . . . . . . . . . . . . . . . . .  -45-
   SECTION 11.10. Alteration of Senior Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -45-
   SECTION 11.11. Article Applicable to Paying Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -45-
   SECTION 11.12. Trustee Not Fiduciary for Holders of Senior Indebtedness   . . . . . . . . . . . . . . . . . . . .  -45-

ARTICLE XII       Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -45-

   SECTION 12.1.  Mandatory Redemption   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -45-
   SECTION 12.2.  Optional Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -45-
   SECTION 12.3.  Notices to Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -46-
   SECTION 12.4.  Selection of Debentures to be Redeemed   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -46-
   SECTION 12.5.  Notice of Redemption   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -46-
   SECTION 12.6.  Effect of Notice of Redemption   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -47-
   SECTION 12.7.  Deposit of Redemption Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -47-
   SECTION 12.8.  Debentures Redeemed in Part  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -47-
   SECTION 12.9.  Repurchasing of Debentures   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -47-

ARTICLE XIII      Conversion of Debentures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -47-

   SECTION 13.1.  Conversion Privilege   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -47-
   SECTION 13.2.  Manner of Exercise of Conversion Privilege   . . . . . . . . . . . . . . . . . . . . . . . . . . .  -48-
   SECTION 13.3.  Cash Adjustment Upon Conversion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -48-
   SECTION 13.4.  Conversion Price   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -49-
   SECTION 13.5.  Adjustment of Conversion Price   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -49-
   SECTION 13.6.  Effect of Reclassifications, Consolidations, Mergers or Sales on Conversion Privileges   . . . . .  -51-
   SECTION 13.7.  Taxes on Conversions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -51-
   SECTION 13.8.  Company to Reserve Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -51-
   SECTION 13.9.  Disclaimer by Trustee of Responsibility for Certain Matters  . . . . . . . . . . . . . . . . . . .  -52-
   SECTION 13.10. Company to Give Notice of Certain Events   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -52-

ARTICLE XIV       Immunity of Directors, Officers, Employees and Stockholders  . . . . . . . . . . . . . . . . . . .  -53-

   SECTION 14.1.  Exemption from Individual Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -53-

ARTICLE XV        Registration Under Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -53-

   SECTION 15.1.  Debentures Entitled to Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -53-
   SECTION 15.2.  Debenture Registration Statement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -53-



   SECTION 15.3.  Timing of Filing Debenture Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . .  -53-
   SECTION 15.4.  Period of Effectiveness; State Law Requirements  . . . . . . . . . . . . . . . . . . . . . . . . .  -53-
   SECTION 15.5.  Debentureholder to Supply Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -54-
   SECTION 15.6.  Exception to Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -54-

         THIS INDENTURE, dated as of December 18, 1996, by and between REPUBLIC BANCSHARES, INC., a corporation duly organized and existing under the laws of the State of Florida ("the Company"), and SOUTHTRUST BANK OF FLORIDA, NATIONAL ASSOCIATION (the "Trustee").

                            RECITALS OF THE COMPANY

   The Company has duly authorized the creation, execution and delivery of its debentures, to be known as 6% Convertible Subordinated Debentures Due 2011 (the "Debentures"), the amount and terms of which are as hereinafter provided; and, to provide the terms and conditions upon which the Debentures are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture.

   All acts and things necessary to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents as a valid indenture and agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Debentures have in all respects been duly authorized, and the Company, in the exercise of the legal right and power vested in it, executes this Indenture and proposes to make, execute, and deliver the Debentures.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     Each party agrees as follows for the benefit of the other party and for the equal and proportionate benefit of the Debentureholders (as hereinafter defined):

                                   ARTICLE I

            Definitions and Other Provisions of General Application

SECTION 1.1.     Definitions.

     For all purposes of this Indenture and of any indenture supplemental hereto, except as otherwise expressly provided or unless the context otherwise requires:

         (1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

         (2) the term "this Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof;

         (3) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

         (4) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in effect on the date of execution of this Indenture; and

         (5) all references in this instrument to "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this instrument as originally executed; the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

   Certain terms used principally in Article Seven are defined in that Article.

   "Act" when used with respect to any Debentureholder has the meaning specified in Section 1.4.

   "Affiliate" of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

   "Authorized Newspaper" means a newspaper of general circulation in the relevant area, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays. Whenever successive weekly publications in an Authorized Newspaper are required hereunder they may be made (unless otherwise expressly provided herein) on the same or different days of the week and in the same or different Authorized Newspapers.

   "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

   "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

   "Business Day" means each day which is neither a Saturday, Sunday nor other day on which banking institutions in the Place of Payment are authorized by law or required by executive order to close.

   "Capitalized Lease Obligation" means any lease obligation of a Person incurred with respect to any property (whether real, personal or mixed) acquired or leased by such Person and used in its business that is required to be recorded as a capitalized lease in accordance with generally accepted accounting principles.

   "Capital Stock" means any and all shares, interests, participation rights or other equivalents (however designated) of corporate stock.

   "Closing Price" means the closing price per share of Common Stock on the Nasdaq National Market or, if then traded on a national securities exchange, the closing price on that exchange or the highest bid quotation on an automated quotation system, or if the Common Stock shall not then be listed on the Nasdaq National Market or on an exchange or included on an automated quotation system, as reported by the National Quotation Bureau, Inc. or similar reporting service.

   "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

   "Common Stock" means the class of stock which, at the date of this Indenture, is designated as Common Stock, par value $2.00 per share, of the Company and the class or classes of stock, if any, into which such Common Stock may thereafter be changed or reclassified.

   "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

   "Company Request", "Company Order" and "Company Consent" mean, respectively, a written request, order or consent signed in the name of the Company by its Chairman of the Board of Directors, President or a Vice President, and delivered to the Trustee.

   "Conversion Price" means the price per share of Common Stock from time to time in effect at which Debentures may be converted into Common Stock pursuant to Article Thirteen.

   "Debentures" means the debentures authenticated and delivered under this Indenture.

   "Debentureholder" or "Holder" means a Person in whose name a Debenture is registered in the Debenture Register.

   "Debenture Register" and "Debenture Registrar" have the respective meanings specified in Section 3.5.

   "Debenture Registration Statement" has the meaning specified in Section
15.2.

   "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

   "Defaulted Interest" has the meaning specified in Section 3.7.

   "Depositary" means, if any Depositary is designated by the Company, The Depositary Trust Company or any other clearing agency registered under the Exchange Act subsequently designated as Depositary by the Company.

   "Event of Default" has the meaning specified in Section 6.1.

   "Exchange Act" means the Securities Exchange Act of 1934 (15 U.S.C. Sections 78a-78jj), as in force at the date as of which this instrument was executed, or as hereafter amended.

   "Indebtedness" means (i) all Obligations of the Company for borrowed money (whether or not the recourse of the lender is to the whole of the assets of the Company or only to a portion thereof), (ii) all indebtedness of the Company which is evidenced by a note, debenture, bond or other similar instrument, including Capitalized Lease Obligations, (iii) all indebtedness of the Company representing the unpaid balance of the purchase price of any goods or other property or balance owed for any services rendered, (iv) all indebtedness of the Company, including Capitalized Lease Obligations incurred, assumed or given in an acquisition (whether by way of purchase, merger or otherwise) of any business, real property or other assets, (v) any indebtedness of others described in the preceding clauses (i), (ii), (iii) and (iv) that the Company has guaranteed or for which it is otherwise liable and (vi) any amendment, renewal, extension, deferral, modification, restructuring or refunding of any such indebtedness, obligation or guarantee.

   "Interest Payment Date" means the Stated Maturity of an installment of interest on the Debentures.

   "Maturity" when used with respect to any Debenture means the date on which the principal of and interest on such Debenture becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration or otherwise.

   "Obligations" means, with respect to any Indebtedness, any principal, premium, interest, penalties, fees and other liabilities payable from time to time and obligations performable under the documentation governing such Indebtedness.

   "Officers' Certificate" means a certificate signed by the Chairman of the Board of Directors, the President or a Vice President, and by the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

   "Opinion of Counsel" means a written opinion of counsel, who may, except as otherwise expressly provided in this Indenture, be counsel for the Company.

   "Outstanding" when used with respect to Debentures means, as of the date of determination, all Debentures theretofore authenticated and delivered under this Indenture, except:

         (i) Debentures theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

         (ii) Debentures for whose payment money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Debentures;

         (iii) Debentures in exchange for or in lieu of which other Debentures have been authenticated and delivered pursuant to this Indenture; and

         (iv) Debentures which have been surrendered for conversion pursuant to Article Thirteen;

provided, however, that in determining whether the Holders of the requisite principal amount of Debentures Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Debentures owned by the Company or any other obligor upon the Debentures or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debentures which the Trustee knows to be so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debentures and that the pledgee is not the Company or any other obligor upon the Debentures or any Affiliate of the Company or such other obligor.

   "Paying Agent" means any Person authorized by the Company to pay the principal of or interest on any Debentures on behalf of the Company. The Company or any of its subsidiaries may act as Paying Agent.

   "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

   "Place of Payment" means a city or political subdivision thereof designated as such by the Company in accordance with the terms of this Indenture.

   "Predecessor Debentures" of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and, for the purposes of this definition, any Debenture authenticated and delivered under Section 3.6 in lieu of a mutilated, lost, destroyed or stolen Debenture shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Debenture.

   "Principal Corporate Trust Office" means the principal corporate trust office of the Trustee at the location set forth in Section 1.5 or at such other location as the Trustee may from time to time designate by written notice to the Company.

   "Regular Record Date" for the interest payable on any Interest Payment Date means the close of business on the 15th day of the calendar month immediately preceding the calendar month in which such Interest Payment Date occurs, whether or not a Business Day.

   "Responsible Officer" when used with respect to the Trustee means the chairman or the vice chairman of the board of directors, the chairman or vice chairman of the executive committee of the board of directors, the president, any vice-president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

   "Responsible Officer of the Company" shall mean the Chairman or Vice Chairman of the Board of Directors, the President, any Vice-President, the Chief Financial Officer, the Treasurer, the Controller or the Secretary of the Company.

   "Securities Act" means the Securities Act of 1933 (15 U.S.C. Sections 77a-77aa), as in force at the date as of which this instrument was executed, or as hereafter amended.

   "Senior Indebtedness" means any and all Indebtedness of the Company, except any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall be subordinate or shall rank pari passu in right of payment to the Debentures.

   "Special Payment Date" has the meaning specified in Section 3.7.

   "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.7.

   "Stated Maturity" when used with respect to any Debenture means the date specified in such Debenture as the fixed date on which the principal of and the interest on such Debenture is due and payable.

   "Subsidiary" means, with respect to the Company, any corporation, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is at the time owned in the aggregate, directly or indirectly, by the Company and its Subsidiaries.

   "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

   "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as in force at the date as of which this instrument was executed, except as provided in Section 8.5.

   "Vice President" when used with respect to the Company or the Trustee means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

   "U.S. Government Obligations" means direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

SECTION 1.2.     Compliance Certificates and Opinions.

     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

   Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

         (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.3.     Form of Documents Delivered to Trustee.

   In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

   Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such counsel's certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that such certificate or opinion or representations are erroneous.

   Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.4.     Action by Debentureholders.

   (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Debentureholders may be embodied in and evidenced by (i) one or more instruments of substantially similar tenor signed by such Debentureholders in person or by agent or proxy duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Debentureholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 7.1 and 7.3) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

   (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or association or a member of a partnership or an employee of a public or governmental agency on behalf of such corporation, association, partnership or agency, or by an agent or fiduciary, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

   (c) The ownership of Debentures shall be proved by the Debenture Register or by a certificate of the Debenture Registrar thereof.

   (d) At any time prior to the taking of any action by the Holders of the percentage in aggregate principal amount of the Debentures specified in this Indenture in connection with such action, any Holder which has consented to such action may, by filing written notice with the Trustee at its Principal Corporate Trust Office and upon proof of holding as provided in this Section 1.4, revoke such action so far as concerns such Debenture. Except as aforesaid, any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Debenture shall be conclusive and binding upon such Holder and upon all future Holders of such Debenture and of every Debenture issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debenture. Any action taken by the Holders of the percentage in aggregate principal amount of the Debentures specified in the Indenture in connection with such action shall be conclusive and binding upon the Company, the Trustee and the Holders of all of the Debentures.

   (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after such record date, but only Holders of record at the close of business on such record date shall be deemed to be the Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Debentures have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Outstanding Debentures shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

SECTION 1.5.     Notices, etc., to Trustee and Company.

   Any request, demand, authorization, direction, notice, consent, waiver or Act of Debentureholders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

         (1) the Trustee by any Debentureholder or by the Company shall be sufficient for every purpose hereunder if and only if made, given, furnished or filed in writing to or with the Corporate Trust Department of the Trustee at the Principal Corporate Trust Office which at the date of this Indenture is 101 N.E. 3rd Avenue, Suite 100, Fort Lauderdale, Florida 33301, or

         (2) the Company by the Trustee or by any Debentureholder shall be sufficient for every purpose hereunder if in writing and mailed, first-class, postage prepaid, to the Company addressed to it at 111 Second Avenue N.E., Suite 300, St. Petersburg, Florida 33701, to the attention of the Corporate Secretary, or at any other address furnished in writing to the Trustee by the Company.

Notwithstanding the foregoing, the Debentures first presented to the Trustee for authentication after the execution and delivery of this Indenture may be delivered by the Company for authentication, together with a Company Order of the authentication and delivery of such Debentures, at Atlanta, Georgia, or at such other place as may be determined by the Company and reasonably acceptable to the Trustee. this Indenture provided and not otherwise.

SECTION 1.6.     Notices to Debentureholders; Waiver.

   Where this Indenture provides for notice to Debentureholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first class, postage prepaid, to each Debentureholder affected by such event, at his address as it appears on the Debenture Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Debentureholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Debentureholder shall affect the sufficiency of such notice with respect to other Debentureholders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be equivalent of such notice. Waivers of notice by Debentureholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

   In case, by reason of the suspension of or irregularities in regular mail service, it shall be impractical to mail notice of any event to Debentureholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

   In case, by reason of the suspension of publication of any Authorized Newspaper, or by reason of any other cause, it shall be impossible to make publication of any notice in an Authorized Newspaper or Authorized Newspapers as required by this Indenture, then such method of publication or notification as shall be made with the approval of the Trustee shall constitute a sufficient publication of such notice.

SECTION 1.7.     Conflict with Trust Indenture Act.

   This Indenture is prepared as if subject to the TIA, and if any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of TIA, such required provision shall control.

SECTION 1.8.     Effect of Headings and Table of Contents.

   The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.9.     Successors and Assigns.

   All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 1.10.    Separability Clause.

   In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.11.    Benefits of Indenture.

   Nothing in this Indenture or in the Debentures, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Indebtedness and the Debentureholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.12.    Legal Holidays.

   In any case where the date of an Interest Payment Date or the Stated Maturity of any Debenture shall not be a Business Day, then (notwithstanding any other provision of the Debentures or this Indenture) payment of the principal of, or interest on, any Debentures need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such Interest Payment Date or Stated Maturity.

SECTION 1.13.    Governing Law.

   This Indenture and the Debentures issued hereunder shall be controlled, construed and enforced in accordance with the laws of the State of Florida applicable to contracts made and to be performed entirely in that State.

                                   ARTICLE II

                                Debenture Forms

SECTION 2.1.     Forms Generally.

   The Debentures and the certificates of authentication thereon shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be required to comply with the rules of any securities exchange, or as may, consistent herewith, be determined by the officers executing such Debentures, as evidenced by their execution of the Debentures. Any portion of the text of any Debenture may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Debenture.

   The definitive Debentures shall be printed, lithographed or engraved on steel engaged borders or may be produced in any other manner, all as determined by the officers executing such Debentures as evidenced by their execution of such Debentures.

SECTION 2.2.     Debentures in Global Form.

   The Debentures may be issued in whole or in part in global form and any such Debenture in global form may provide that it shall represent the aggregate or specified amount of Outstanding Debentures from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Debentures represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Debenture in global form to reflect the amount, or any increase or decrease in the amount or changes in the rights of Holders of Outstanding Debentures represented thereby, shall be made in such manner and by such Person or Persons as shall be specified therein. Any instructions by the Company with respect to a Debenture in global form shall be in writing but, to the extent not relevant, need not comply with Section 314(c) of the Trust Indenture Act.

SECTION 2.3.     Form of Debenture.

   The Debentures shall include one or more legends required in the judgment of the Company by applicable securities laws. Each Holder shall be deemed to have agreed to the imposition of such legends by acceptance of a Debenture or shares of Common Stock issued upon conversion thereof, and to have agreed that so long as any of such legends remain on the certificates evidencing such securities, prior to any transfer (including the sale, assignment, pledge, hypothecation, gift or other transfer) of any of the same, to comply in all respects with such legend requirements. Each certificate evidencing the Debentures and the shares of Common Stock issued upon conversion of a Debenture shall, upon any such transfer, bear such legends unless, immediately following such transfer, such securities are no longer subject to restriction on transfer under any applicable securities laws.

                          [FORM OF FACE OF DEBENTURE]
                           REPUBLIC BANCSHARES, INC.
                     6% Convertible Subordinated Debentures
                                    Due 2011

   THIS IS NOT A DEPOSIT, SAVINGS ACCOUNT OR OTHER OBLIGATION OF ANY BANK OR SAVINGS INSTITUTION, AND IS NOT INSURED BY THE BANK INSURANCE FUND OR THE SAVINGS ASSOCIATION INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

No._______________                                              $______________

                 [insert any applicable securities law legend]

                           REPUBLIC BANCSHARES, INC.

promises to pay to

or registered assigns,

the principal sum of

Dollars on December 1, 2011.

Interest Payment Dates:                    June 1 and December 1

Record Dates:             May 15 and November 15 (whether or not a
                 Business Day)

                                        Dated:  _________________, 1996

                                        REPUBLIC BANCSHARES, INC.,
                                        a Florida corporation

                                        By:____________________________________


                                        By:____________________________________

                                        (SEAL)
This is one of the Debentures
referred to in the within-
mentioned Indenture:

SouthTrust Bank of Florida, National Association, as Trustee


By:_______________________________
   Authorized Signatory

                           REPUBLIC BANCSHARES, INC.

                     6% Convertible Subordinated Debentures
                                    Due 2011



   1. Interest. Republic Bancshares, Inc., a corporation duly organized and existing under the laws of the State of Florida (the "Company"), promises to pay simple interest on the principal amount of this Debenture at the rate per annum shown above from the date of issuance until maturity. The Company will pay interest semi-annually on each June 1 and December 1 of each year, or if any such day is not a Business Day (as defined in the Indenture), on the next succeeding Business Day (each an "Interest Payment Date").

   Interest on the Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided, that if there is no existing Default in the payment of interest, and if this Debenture is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further, that the first Interest Payment Date shall be June 1, 1997. The Company shall pay interest on overdue principal at the then applicable interest rate on the Debentures; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

   2. Method of Payment. The Company will pay interest on the Debentures (except defaulted interest) to the Persons who are registered Holders of Debentures at the close of business on the record date next preceding the Interest Payment Date, even if such Debentures are cancelled after such record date and on or before such Interest Payment Date. The Holder must surrender this Debenture to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

   3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Debenture Registrar. The Company may change any Paying Agent, Debenture Registrar or co-registrar without notice to any Debentureholder. The Company may act in any such capacity.

   4. Indenture. This Debenture is one of a duly authorized issue of Debentures of the Company issued under and pursuant to an Indenture dated as of December 18, 1996 and all indentures supplemental thereto (herein referred to as the "Indenture") between the Company and the Trustee. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C.
Sections 77aaa-77bbbb) as in effect on the date of the Indenture. The Debentures are subject to all such terms, and Debentureholders are referred to the Indenture and such Act for a statement of such terms. The Debentures are limited to $6,000,000 in aggregate principal amount. Capitalized terms used in this Debenture and not defined in this Debenture shall have the meanings set forth in the Indenture.

   5. Optional Redemption. The Debentures shall be redeemable at the option of the Company, in whole or in part, on not less than thirty (30) days notice, but not more than sixty (60) days prior to the date fixed for redemption, under the circumstances described herein. Under each of these circumstances, amounts required to be paid on redemption shall include accrued interest, if any, to the redemption date.

   First, the Company may redeem all or any of the Debentures at any time, or from time to time, after December 1, 2001, at the following redemption prices (expressed as percentages of principal amount), when redeemed during the 12-month periods indicated below:



   December 1   through   November 30
   ----------             -----------
     2001                   2002  . . . . . . . . . . . . . . . . . . . .  106%
     2002                   2003  . . . . . . . . . . . . . . . . . . . .  105%
     2003                   2004  . . . . . . . . . . . . . . . . . . . .  104%
     2004                   2005  . . . . . . . . . . . . . . . . . . . .  103%
     2005                   2006  . . . . . . . . . . . . . . . . . . . .  102%
     2006                   2007  . . . . . . . . . . . . . . . . . . . .  101%
     2007 and thereafter  . . . . . . . . . . . . . . . . . . . . . . . .  100%



   Second, the Company may redeem all or any of the Debentures at any time, or from time to time, without the payment of any premium, after the Closing Price (as defined in the Indenture) of the Common Stock for not less than twenty (20) consecutive trading days equals or exceeds 130% of the conversion price then in effect.

If the redemption date is subsequent to a record date with respect to any Interest Payment Date, and on or prior to such Interest Payment Date the Holder of such Debenture transfers the Debenture, then such accrued interest, if any, shall be paid to the person who surrenders the Debenture for redemption (and not the Holder as of the record date with respect to such Interest Payment
Date), and no other interest shall be payable thereon.

   6. Mandatory Redemption. The Company shall have no mandatory redemption or sinking fund obligations with respect to the Debentures.

   7. Notice of Redemption. Notice of redemption shall be mailed at least thirty (30) days but not more than sixty (60) days before the redemption date, to each Holder of Debentures to be redeemed at its registered address. Debentures may be redeemed in part but only in whole multiples of $1,000, unless all of the Debentures held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Debentures or portions of them called for redemption.

   8. Registration under Securities Act. At the expense of the Company, the Debentures, and shares of Common Stock issued or issuable upon conversion thereof, shall be entitled to registration under applicable securities laws to the extent set forth in the Indenture.

   9. Conversion of Debenture. Subject to the provisions of the Indenture, the Holder of this Debenture is entitled, at his option, at any time prior to maturity, to convert each $1,000 principal amount of this Debenture into 56 shares of Common Stock of the Company (a conversion price of $17.85714 principal amount of Debentures for each share of such Common Stock), as said shares shall be constituted at the date of conversion, except that, in case this Debenture or any portion thereof shall be called for redemption, such conversion right shall terminate with respect to this Debenture or portion thereof, as the case may be, so called for redemption at the close of business on the third (3rd) business day next preceding the date fixed for redemption as provided in the Indenture, or at the adjusted conversion price in effect at the date of conversion determined as provided in the Indenture, upon surrender of this Debenture to the Debenture Registrar accompanied by written notice of election to convert, and (if new Debentures for the unconverted portion of any Debenture shall be registered in a name other than that of the Holder) by instruments of transfer, in form satisfactory to the Debenture Registrar, duly executed by the registered Holder or by his duly authorized attorney. Such surrender shall, if made during the period from the close of business on the record date preceding an Interest Payment Date to the opening of business on such Interest Payment Date (unless this Debenture or the portion being converted shall have been called for redemption), also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Debenture then being converted. Subject to the foregoing, no adjustment is to be made on conversion for interest accrued hereon (unless this Debenture or the portion thereof being converted shall have been called for redemption) or for dividends on Common Stock issued on conversion. The Company is not required to issue fractional shares upon any such conversion, but shall make adjustment therefor in cash on the basis of the current market value of such fractional interest as provided in the Indenture.

   10. Denominations, Transfer, Exchange. The Debentures are in registered form without coupons and only in denominations of $1,000 and integral multiples thereof. As provided in the Indenture, and subject to certain limitations therein set forth, Debentures may be surrendered for exchange or transfer for a like aggregate principal amount of Debentures of the same or different authorized denominations, as requested by the Holder surrendering the same.
The Debenture Registrar and the Trustee may require the Holder to furnish appropriate endorsements and transfer documents and to pay a sum sufficient to cover any tax or other governmental charges that may be imposed in connection with the requested exchange or transfer. The Debenture Registrar need not exchange or register the transfer of any Debentures or portion of a Debenture selected for redemption. Also, it need not exchange or register the transfer of any Debentures for a period of fifteen (15) days before a selection of Debentures to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

   11. Persons Deemed Owners. Prior to due presentment to the Trustee for registration of the transfer of this Debenture, the Company, the Trustee and their respective agents may deem and treat the person in whose name this Debenture is registered as the absolute owner hereof, whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon, for the purpose of receiving payment of or on account of the principal hereof and interest hereon, and for all other purposes, and neither the Company, the Trustee, nor their agents shall be affected by any notice to the contrary. The registered Holder of a Debenture shall be treated as its owner for all purposes.

   12. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Debentures may be amended with the consent of the Holders of at least
66 2/3% in principal amount of the then outstanding Debentures, and any existing default (except a payment default) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Debentures. Without the consent of any Debentureholder, the Indenture or the Debentures may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of Company obligations to Debentureholders, to provide for uncertificated Debentures in addition to certificated Debentures, or to make any change that does not adversely affect the rights of any Debentureholder.

   13. Defaults and Remedies. Events of Default include: default in payment of interest on the Debentures for thirty (30) days; default in payment of principal on the Debentures at maturity, upon acceleration, redemption or otherwise; failure by the Company for the period specified in the Indenture after notice to it to perform certain covenants and to comply with any of its other agreements in the Indenture or the Debentures; certain final judgments which remain undischarged; and certain events of bankruptcy of the Company .
If an Event of Default resulting from such events of bankruptcy of the Company occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the then outstanding Debentures may declare all the Debentures to be due and payable immediately. If other Events of Default under the Indenture shall have occurred and be continuing, the Trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual under the circumstances. Debentureholders may not enforce the Indenture or the Debentures except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Debentures. Subject to certain limitations (including the indemnity referenced in the foregoing sentence), Holders of a majority in principal amount of the then outstanding Debentures may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Debentureholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

   14. Trustee Dealings with the Company. The Trustee under the Indenture, in its individual or any other capacity may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

   15. Subordination. The indebtedness evidenced by the Debentures is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture) of the Company whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed, and is not secured by any collateral, neither the assets of the Company nor any of its Affiliates or Subsidiaries. Each Holder, by acceptance hereof, agrees to and shall be bound by all provisions of the Indenture. Further, each Holder authorizes and directs the Trustee to take such action on its behalf as may be necessary or appropriate to acknowledge or effectuate, as between such Holder and the holders of Senior Indebtedness, the subordination of this Debenture as provided in the Indenture, and appoints the trustee its attorney-in-fact for any and all such purposes.

   16. No Recourse Against Others. No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture against any stockholder, officer, director, or employee, as such, past, present or future, of the Company, its Subsidiaries, or any predecessor or successor corporations, or entities, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

   17. Authentication. This Debenture shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

   18. Abbreviations. Customary abbreviations may be used in the name of a Debentureholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), U/G/M/A (= Uniform Gifts to Minors Act) and U/T/M/A (= Uniform Transfers to Minors Act).

     The Company will furnish to any Debentureholder upon written request and without charge a copy of the Indenture. Request may be made to:

         Republic Bancshares, Inc.
         111 Second Avenue N.E., Suite 300
         St. Petersburg, Florida 33701
         Attention:  Corporate Secretary

                                ASSIGNMENT FORM


     To assign this Debenture, fill in the form below: (I) or (we) assign and transfer this Debenture to

________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________________________________________

_____________________________________________________ agent to transfer this
Debenture on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date:  _______________________________

                    Your Signature:  _________________________________________

                    (Sign exactly as your name appears on the face of this
                     Debenture)


Signature Guarantee:___________________________________________________________

                          [FORM OF CONVERSION NOTICE]

                           REPUBLIC BANCSHARES, INC.

   The undersigned owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion hereof (which is $1,000 or a whole multiple thereof) below designated, into shares of Common Stock of Republic Bancshares, Inc. in accordance with the terms of the Indenture referred to in this Debenture, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and any Debentures representing any unconverted principal amount hereof, be issuable and delivered to the registered holder hereof unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Debenture.

$ ___________________________________
Principal Amount to be Converted
(in a whole multiple of $1,000
if less than all)

Fill in for registration of shares of Common Stock and Debentures if to be issued otherwise than to the registered holder.

____________________________________   ______________________________________
Name                                   Other person's Social Security or other
                                       taxpayer identifying number

____________________________________
Address


Please print your name and address including zip code:

________________________________________________________________________________

________________________________________________________________________________



___________________________________  Date:_____________________________________
Signature

Signature Guaranteed: _________________________________________________________

                                  ARTICLE III

                                 The Debentures

SECTION 3.1.     General Title; General Limitations; Terms of Debenture.

   The Debentures shall be known and designated as the "6% Convertible Subordinated Debentures Due 2011" of the Company. Their Stated Maturity shall be December 1, 2011, and they shall bear simple interest at the rate of 6% per annum commencing upon the date of issuance until Maturity. Interest on each Debenture shall be payable on the dates specified in the form of Debenture set forth in Section 2.3. The aggregate principal amount of Debentures which may be authenticated and delivered under this Indenture is limited to $6,000,000, except for Debentures authenticated and delivered upon registration for transfer of or in exchange for or in lieu of other Debentures, as provided herein.

   The Person in whose name any Debenture is registered on the Regular Record Date with respect to an Interest Payment Date will be entitled to receive the interest payable on such Interest Payment Date, notwithstanding the cancellation of such Debenture upon any registration of transfer or exchange or conversion thereof subsequent to such Regular Record Date and prior to such Interest Payment Date.

   The principal of and interest on the Debentures shall be payable in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Unless other arrangements are made with the Debentureholders of record, interest payments shall be made by check mailed to the Persons entitled thereto at their addresses last appearing on the Debenture Register. Holders of Debentures must surrender Debentures at the office or agency of the Company in the Place of Payment to collect the principal payment on the Debentures.

   The Debentures shall be subordinated in right of payment to Senior Indebtedness of the Company as provided in Article Eleven.

SECTION 3.2.     Denominations.

   The Debentures shall be issuable only in fully registered form and without coupons in denominations of $1,000 and any integral multiples thereof.

SECTION 3.3.     Execution, Authentication and Delivery.

   The Debentures shall be executed on behalf of the Company by its Chairman of the Board of Directors, its President or one of its Vice Presidents under its corporate seal, which may be in facsimile form and may be imprinted or otherwise reproduced thereon and attested by its Secretary or its Assistant Secretary. The signature of any of these officers on the Debentures may be manual or facsimile.

   Debentures bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debentures or did not hold such offices at the date of such Debentures.

   At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debentures executed by the Company to the Trustee for authentication, together with a Company Order of the authentication and delivery of such Debentures; and the Trustee shall authenticate and deliver such Debentures as in this Indenture provided and not otherwise. All Debentures shall be dated the date of their authentication.

   Notwithstanding the foregoing, if the Debentures are to be issued in whole or in part in global form, then the Company shall execute and the Trustee shall, in accordance with this Section and the Company Order with respect to such Debentures, authenticate and make available for delivery one or more Debentures in global form that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the Outstanding Debentures, (ii) shall be registered in the name of the Depositary, if any, for such Debentures or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary, if any, or pursuant to such Depositary's instruction and (iv) shall bear a legend substantially to the following effect:
"Unless and until it is exchanged in whole or in part for Debentures in certificated form, this Debenture may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary" or to such other effect as such Depositary, if any, and the Trustee may agree.

   Each Depositary, if any, for a Book-Entry Debenture must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation. The Trustee shall have no responsibility to determine if the Depositary is so registered. Each Depositary, if any, shall enter into an agreement with the Trustee governing its respective rights with regard to Book-Entry Debentures.

   No Debenture shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Debenture a certificate of authentication substantially in the form provided for herein executed by the Trustee; and such certificate upon any Debenture shall be conclusive evidence, and the only evidence, that such Debenture has been duly authenticated and delivered hereunder.

SECTION 3.4.     Temporary Debentures.

   Pending the preparation of definitive Debentures, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Debentures which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Debentures in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Debentures may determine, as evidenced by their execution of such Debentures.

   Except in the case of temporary Debentures in global form, which shall be exchanged in accordance with the provisions hereof, if temporary Debentures are issued, the Company will cause definitive Debentures to be prepared without unreasonable delay. After the preparation of definitive Debentures, the temporary Debentures shall be exchangeable for definitive Debentures upon surrender of the temporary Debentures at the office or agency of the Company in the Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Debentures, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Debentures of authorized denominations. Until so exchanged, the temporary Debentures shall in all respects be entitled to the same benefits under this Indenture as definitive Debentures.

SECTION 3.5.     Registration, Registration of Transfer and Exchange.

   The Company shall cause to be kept at the Principal Corporate Trust Office a register (herein referred to as the "Debenture Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debentures and the registration of transfers of Debentures. Any such register shall be in written form or in any other form capable of being converted into written form within a reasonable time. The Trustee is hereby appointed "Debenture Registrar" for the purpose of registering Debentures and transfers of Debentures as herein provided.

   Prior to the effectiveness of the Debenture Registration Statement as contemplated by Section 15.2, or the removal by the Company pursuant to Section
15.6 of legends restricting transfer and stop transfer instructions, each certificate representing a Debenture (whether upon original issuance or issuance upon any transfer) shall contain one or more legends as contemplated by Section 2.3. One of such legends shall be substantially as follows:

   THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, EXCHANGED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THAT ACT AND ANY APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT NECESSARY HAS BEEN DELIVERED TO THE ISSUER.

Accordingly, prior to the effectiveness of the Debenture Registration Statement, or such removal of legends and stop transfer instructions, Debentures shall not in any event be transferred by the Debenture Registrar in the absence of a Company Order to the effect that the Holder requesting the registration of a transfer has complied with the applicable legend requirements with respect to such requested transfer. Such Company Order as furnished to the Debenture Registrar shall be accompanied by a copy of the documentation [e.g., an opinion of counsel, "accredited investor" and/or "qualified institutional buyer" (as defined in Rule 501 and Rule 144A, respectively, within the regulations of the Commission) representations, and investment representations] which the Company determined to be satisfactory to establish compliance with such legend requirements.

   Upon presentation or surrender of a Debenture for registration of transfer or exchange accompanied by a Company Order, if required, at the office or agency of the Company in the Place of Payment, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debentures of any authorized denominations, of a like aggregate principal amount. Every presented or surrendered Debenture shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the Holder thereof or his attorney duly authorized in writing in form satisfactory to the Company or the Debenture Registrar.

   At the option of the Holder, Debentures (except a Book-Entry Debenture representing all or a portion of the Debentures) may be exchanged for other Debentures of any authorized denominations, of a like aggregate principal amount upon surrender of the Debentures to be exchanged at such office or agency. Whenever any Debentures are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Debentures which the Debentureholder making the exchange is entitled to receive.

   All Debentures issued upon any registration of transfer or exchange of Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debentures surrendered upon such registration of transfer or exchange.

   The Company shall not be required (i) to issue, to register the transfer of or to exchange Debentures during a period beginning at the opening of business on a Business Day fifteen (15) days before the day of any selection of Debentures for redemption under Section 12.4 and ending at the close of business on the day of selection or (ii) to register the transfer of or exchange of any Debentures so selected for redemption in whole or in part, except the unredeemed portion of any Debentures being redeemed in part.

   No service charge shall be made for any registration of transfer or exchange of Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Debentures, other than exchanges pursuant to Sections 3.4 or 8.6 not involving any transfer.

   Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for Debentures in certificated form, a Book-Entry Debenture, if any, may not be transferred except as a whole by any Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of any such Depositary or by any such Depositary or any such nominee to a successor Depositary or a nominee of any such successor Depositary.

   If at any time the Depositary, if any, notifies the Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary, if any, ceases to be a clearing agency registered under the Exchange Act, the Company shall appoint such a successor Depositary. If a successor Depositary is not appointed by the Company within ninety (90) days after the Company receives such notice or becomes aware of such ineligibility, the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of certificated Debentures, shall authenticate and make available for delivery Debentures in certificated form in an aggregate principal amount equal to the principal amount of the Book-Entry Debenture or Debentures in exchange for such Book-Entry Debenture or Debentures.

   The Company may at any time and in its sole discretion determine that the Debentures issued in the form of one or more global Debentures shall no longer be represented by such Book-Entry Debentures. In such event the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of certificated Debentures, shall authenticate and make available for delivery, Debentures in certificated form and in an aggregate principal amount equal to the principal amount of the Debenture or Debentures in global form in exchange for such Debenture or Debentures in global form.

   In any exchange provided for in any of the preceding two paragraphs, the Company shall execute and the Trustee shall authenticate and make available for delivery Debentures in certificated form in authorized denominations.

   Upon the exchange of a Book-Entry Debenture, if any, for Debentures in certificated form, such Book-Entry Debentures shall be cancelled by the Trustee. Debentures issued in exchange for a Book-Entry Debenture pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall make available for delivery such Debentures to the Persons in whose names such Debentures are so registered.

SECTION 3.6.     Mutilated, Destroyed, Lost and Stolen Debentures.

   If (i) any mutilated Debenture is surrendered to the Trustee, or if the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Debenture, and (ii) there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Debenture has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Debenture, a new Debenture of like tenor and principal amount, bearing a number not contemporaneously outstanding.

   In case any such mutilated, destroyed, lost or stolen Debenture has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debenture, pay or authorize the payment of such Debenture (without surrender thereof except in the case of a mutilated Debenture) if the applicant for such payment shall furnish to the Company (and to the Trustee, if the Trustee is acting at the time as Paying Agent) such security or indemnity as it may require to save it harmless and, in the case of destruction, loss or theft, evidence to the satisfaction of the Company of the destruction, loss or theft of such Debenture and of the ownership thereof.

   Upon the issuance of any new Debenture under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

   Every new Debenture issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Debenture shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Debenture shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debentures duly issued hereunder.

   The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures.

SECTION 3.7.     Payment of Interest; Interest Rights Preserved.

   Interest on any Debenture which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Debenture (or one or more Predecessor Debentures) is registered at the close of business on the Regular Record Date for such interest payment.

   Any interest on any Debenture which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or Clause (2) below:

         (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Debenture and the date of the proposed payment (the "Special Payment Date"), and at the same time the Company shall deposit with the Trustee or the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 4.3), an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest, or shall make arrangements satisfactory to the Trustee for such deposit prior to the Special Payment Date, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than fifteen (15) nor less than ten (10) days prior to the Special Payment Date and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class, postage prepaid, to each Debentureholder at his address as it appears in the Debenture Register, not less than ten (10) days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in an Authorized Newspaper in the Place of Payment, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been given as aforesaid, such Defaulted Interest shall be paid on the Special Payment Date to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

         (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

SECTION 3.8.     Persons Deemed Owners.

   The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Debenture is registered as the absolute owner of such Debenture for the purpose of receiving payment of principal of, and, subject to Section 3.7, interest on, such Debenture and for all other purposes whatsoever, whether or not such Debenture be overdue and notwithstanding any notation of ownership or other writing thereon, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 3.9.     Cancellation.

   All Debentures surrendered for payment, registration of transfer or exchange or conversion shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Debentures previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Debentures so delivered shall be promptly cancelled by the Trustee. No Debentures shall be authenticated in lieu of or in exchange for any Debentures cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Debentures held by the Trustee shall be destroyed and the Trustee shall deliver a certificate of destruction to the Company.

SECTION 3.10.    Computation of Interest.

   Interest on the Debentures shall be computed on the basis of a 360-day year of twelve 30-day months.

                                   ARTICLE IV

                                   Covenants

SECTION 4.1.     Payment of Principal and Interest.

   The Company will duly and punctually pay the principal of and interest on the Debentures in accordance with the terms of the Debentures and this Indenture. If at the applicable time the Trustee is acting as Paying Agent, then not less than three (3) Business Days prior (if by check) and one (1) Business Day prior (if by wire transfer) to an Interest Payment Date, the Company shall deposit with the Trustee money sufficient for such payments.

SECTION 4.2.     Maintenance of Office or Agency.

   The Company will maintain an office or agency in the Place of Payment where Debentures may be presented or surrendered for payment, where Debentures may be surrendered for registration of transfer or for exchange or conversion and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and of any change in the location, of such office or agency. If at any time the Company shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Principal Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.

SECTION 4.3.     Money for Debenture Payments to be Held in Trust.

   If the Company shall assume the duties of Paying Agent, it will, on or before each due date of the principal of or interest or premium, if any, on any of the Debentures, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest or premium, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure to so act.

   Whenever the Company is not acting as its own Paying Agent, it will, prior to each due date of the principal of or interest on any of the Debentures, deposit with the Paying Agent a sum sufficient to pay the principal or interest or premium, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such sums, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

   The Company will cause the Paying Agent (if other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

         (1) hold all sums held by it for the payment of principal of or interest or premium, if any, on the Debentures in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

         (2) give the Trustee notice of any default by the Company (or any other obligor upon the Debentures) in the making of any payment of principal or interest or premium, if any; and

         (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

   The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct the Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

   Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest or premium, if any, on any Debenture and remaining unclaimed for two (2) years after such principal or interest or premium, if any, has become due and payable, shall be paid to the Company upon Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Debenture shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper in the Place of Payment, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

   The Trustee and the Paying Agent shall promptly pay to the Company upon Company Request any excess money or securities held by them at any time.

SECTION 4.4.     Payment of Taxes and Other Claims.

   The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges levied or imposed upon it or upon its income, profits or property; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment or charge whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 4.5.     Maintenance of Properties.

   The Company will, in all material respects, cause all its properties and the properties of its Subsidiaries used or useful in the conduct of the business of the Company and its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company or a Subsidiary from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business and is not disadvantageous in any material respect to the Debentureholders.

SECTION 4.6.     Statement as to Compliance.

   The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, a written statement signed by the Chairman of the Board of Directors, the President or a Vice President and by the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Controller or an Assistant Controller of the Company, stating, as to each signatory thereof, that:

         (1) a review of the activities of the Company during such year and of performance under this Indenture has been made under his supervision, and

         (2) to the best of his or her knowledge, based on such review, the Company has performed and fulfilled all of its obligations under this Indenture throughout such year, or, if an Event of Default shall have occurred, specifying each such Event of Default known to him and the nature and status thereof.

   The Company will, so long as any of the Debentures are Outstanding, deliver to the Trustee, forthwith upon becoming aware of any Event of Default, an Officer's Certificate specifying such Event of Default.

SECTION 4.7.     Corporate Existence.

   Subject to Article Nine, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any right or franchise of the Company or its Subsidiaries if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or its Subsidiaries and that the loss thereof is not disadvantageous in any material respect to the Debentureholders.

SECTION 4.8.     Restrictions on Dividends, Redemptions and Other Payments.

   The Company shall not declare or pay any dividends on, or purchase, redeem or otherwise acquire for value, any of its Capital Stock now or hereafter outstanding (other than redemption or repurchase of the Debentures in accordance with the terms of this Indenture) or return any capital to holders of its Capital Stock as such, or make any distribution of assets to holders of its Capital Stock as such, unless, from and after the date of any such dividend declaration (a "Declaration Date") or the date of any such purchase, redemption, payment or distribution specified above (a "Redemption Date"), the Company retains cash, cash equivalents (as determined in accordance with generally accepted accounting principles) or marketable securities (with a market value as measured on the applicable Declaration Date or Redemption Date) in an amount not less than the aggregate amount of the two consecutive semi-annual interest payments that will be due and payable on the Debentures following such Declaration Date or Redemption Date, as the case may be; provided, however, that the amount of each semiannual interest payment made by the Company with respect to the Debentures following such Declaration Date or Redemption Date, as applicable, shall be deducted from the aggregate amount of cash or cash equivalents which the Company shall be required to retain pursuant to the foregoing provision.

                                   ARTICLE V

                   Debentureholders' Lists and Reports by the
                            Trustee and the Company

SECTION 5.1.     Company to Furnish Trustee Names and Addresses of
                 Debentureholders.

   The Company will furnish or cause to be furnished to the Trustee (i) not more than five (5) days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Debentures as of such Regular Record Date; provided, however, that the Company shall not be required to furnish the Trustee the names and addresses of the Holders of Debentures if the Trustee receives such names and addresses of the Holders of Debentures in its capacity as Debenture Registrar.

SECTION 5.2.     Preservation of Information; Communications to
                 Debentureholders.

   (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Debentures contained in the most recent list furnished to the Trustee as provided in Section 5.1 and the names and addresses of Holders of Debentures received by the Trustee at any time that it is acting as Debenture Registrar (if so acting). The Trustee may destroy any list furnished to it as provided in Section 5.1 upon receipt of a new list so furnished.

   (b) The Trustee shall comply with Section 312(b) of the TIA. The Trustee, the Company, and any other Person shall have the protection of Section 312(c) of the TIA.

SECTION 5.3.     Reports by Trustee.

   (a) So long as the Debentures are Outstanding, within sixty (60) days after May 15 of each year (the "Reporting Date"), the Trustee shall, if required by Section 313(a) of the TIA, transmit by mail to the Company and all Debentureholders, as their names and addresses appear in the Debenture Register, a brief report dated as of such Reporting Date that complies with
Section 313(a) of the TIA.

   (b) A copy of each such report shall, at the time of such transmission to the Company and the Debentureholders, be filed by the Trustee with each securities exchange upon which the Debentures are listed, and also with the Commission. The Company will notify the Trustee when the Debentures are listed on any securities exchange.

SECTION 5.4.     Reports by Company.

   The Company will:

         (1) file with the Trustee, within thirty (30) days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

         (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports, if any, with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

         (3) transmit by mail to all Debentureholders as their names and addresses appear in the Debenture Register, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission; and

         (4) furnish to the Trustee, not less often than annually, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants set forth in Article Four of this Indenture. For purposes of this paragraph, such compliance shall be determined without regard to any period of grace or requirement of notice provided under the Indenture.

                                   ARTICLE VI

                                    Remedies

SECTION 6.1.     Events of Default.

   "Event of Default", wherever used herein, means any one of the following events, continued for the period of time, if any, and after the giving of the notice, if any, therein designated, (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (1) default in the payment of any interest upon any Debenture when it becomes due and payable, and continuance of such default for a period of thirty (30) days; or

         (2) default in the payment of the principal of any Debenture at its Maturity; or

         (3) default in the performance, or breach, of any material covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in the performance or the breach of which is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of sixty (60) days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least twenty-five percent (25%) in aggregate principal amount of the Debentures then Outstanding, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

         (4) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company under the Federal Bankruptcy Act or any other applicable Federal or State law, and the continuance of any such decree or order unstayed and in effect for a period of ninety (90) consecutive days, or the institution by the Company of proceedings to be adjudicated a bankrupt, or the consent by it to the institution of bankruptcy proceedings against it, or the filing by it of a petition or answer or consent seeking liquidation, reorganization or relief under the Federal Bankruptcy Act or any other similar applicable Federal or State law, or the taking of corporate action by the Company in furtherance of any such action; or

         (5) the entry of a decree or order by a court having jurisdiction in the premises appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of ninety (90) consecutive days, or the consent by the Company to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

SECTION 6.2.     Acceleration of Maturity; Rescission and Annulment.

   If an Event of Default described in paragraph (4) of Section 6.1 occurs and is continuing, then the Trustee or the Holders of not less than thirty percent (30%) in aggregate principal amount of the Debentures then Outstanding may declare the principal of all the Debentures to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Debentureholders), and upon any such declaration, such principal shall become immediately due and payable.

   At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Debentures then Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

         (1) the Company has paid or deposited with the Trustee a sum sufficient to pay:

                 (a)      all overdue interest on all Debentures;

                 (b) the principal of any Debentures which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Debentures; and

                 (c) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

and

         (2) all Events of Default, other than the non-payment of the principal of Debentures which have become due solely by such acceleration, have been cured or waived as provided in Section 6.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.


SECTION 6.3.     Suits for Enforcement by Trustee.

   If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Debentureholders by such appropriate judicial proceedings, as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.


SECTION 6.4.     Trustee May File Proofs of Claim.

   In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, or any other obligor upon the Debentures or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Debentures shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

         (1) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Debentures and to file such other papers or documents as may be necessary or advisable in order to have the claim of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Debentureholders allowed in such judicial proceeding, and

         (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Debentureholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Debentureholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

   Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Debentureholder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Debentureholder in any such proceeding.

SECTION 6.5.     Trustee May Enforce Claims Without Possession of Debentures.

   All rights of action and claims under this Indenture or the Debentures may be prosecuted and enforced by the Trustee without the possession of any of the Debentures or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Debentures in respect of which such judgment has been recovered.

SECTION 6.6.     Application of Money Collected.

   Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and in case of the distribution of such money on account of principal or interest, upon presentation of the Debentures and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

   First: To the Trustee for amounts due under Section 7.7;

   Second: To the Debentureholders for amounts then due and unpaid upon the Debentures for principal and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Debentures for principal and interest, respectively; and

   Third: To the Company.


SECTION 6.7.     Limitation on Suits.

   No Holder of any Debenture shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

         (1) such Holder has previously given written notice to the Trustee and the Company of a continuing Event of Default;

         (2) the Holders of not less than thirty percent (30%) in aggregate principal amount of the Outstanding Debentures shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

         (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

         (4) the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceedings; and

         (5) no direction inconsistent with such written request has been given to the Trustee during such sixty (60) day period by the Holders of a majority in principal amount of the Outstanding Debentures;

it being understood and intended that no one or more Holders of Debentures shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Debentures.

SECTION 6.8. Unconditional Right of Debentureholders to Receive Principal and Interest.

   Notwithstanding any other provision in this Indenture, the Holder of any Debenture shall have the right which is absolute and unconditional to receive payment of the principal of and interest on such Debenture on the Stated Maturity expressed in such Debenture, and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

SECTION 6.9.     Restoration of Rights and Remedies.

   If the Trustee or any Debentureholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Debentureholder, then and in every such case the Company, the Trustee and the Debentureholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Debentureholders shall continue as though no such proceeding had been instituted.

SECTION 6.10.    Rights and Remedies Cumulative.

   Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures in the last paragraph of
Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Debentureholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.11.    Delay or Omission Not A Waiver.

   No delay or omission of the Trustee or of any Holder of any Debenture to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Debentureholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Debentureholders, as the case may be.

SECTION 6.12.    Control by Debentureholders.

   The Holders of a majority in principal amount of the Outstanding Debentures shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that:

         (1) such direction shall not be in conflict with any rule of law or with this Indenture, and

         (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.13.    Waiver of Past Defaults.

   The Holders of a majority in principal amount of the Outstanding Debentures may, on behalf of the Holders of all the Debentures, waive any past default hereunder and its consequences, except a default:

         (1) in the payment of the principal of or interest on any Debenture, or

         (2) in respect of a covenant or provision hereof which under Article Eight cannot be modified or amended without the consent of the Holders of each Outstanding Debenture affected.

   Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 6.14.    Undertaking for Costs.

   All parties to this Indenture agree, and each Holder of any Debenture by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any negligent action taken or negligent failure to act as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Debentureholder, or group of Debentureholders, holding in the aggregate more than ten percent (10%) in principal amount of the Outstanding Debentures, or to any suit instituted by any Debentureholder for the enforcement of the payment of the principal of, or interest on, any Debenture on or after the Stated Maturity expressed in such Debenture.

SECTION 6.15.    Waiver of Stay or Extension Laws.

   The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE VII

                                  The Trustee

SECTION 7.1.     Certain Duties and Responsibilities.

   (a)   Except during the continuance of an Event of Default,

         (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee, and

         (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

   (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

   (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that:

         (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

         (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

         (3) the Trustee shall not be liable to any Holder or to the Company with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Outstanding Debentures relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

         (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

   (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 7.2.     Notice of Defaults.

   Within ninety (90) days after the occurrence of any default hereunder, the Trustee shall transmit by mail to all Debentureholders, as their names and addresses appear in the Debenture Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of any default of the character specified in Section 6.1(1) or (2), the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Debentureholders; and provided, further, that in the case of any default of the character specified in Section 6.1(3), no such notice to Debentureholders shall be given until at least sixty (60) days after the occurrence thereof. For the purpose of this Section, "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

SECTION 7.3.     Certain Rights of Trustee.

   Except as otherwise provided in Section 7.1:

         (1) the Trustee may rely conclusively on, and shall be protected in acting or refraining from acting on, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

         (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

         (4) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

         (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Debentureholders pursuant to this Indenture, unless such Debentureholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

         (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

         (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

         (8) except with respect to Section 4.1 herein, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article Four. In addition, the Trustee shall not be deemed to have knowledge of any Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(1) and 6.1(2) or (ii) any Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.


SECTION 7.4.     Not Responsible for Recitals or Issuance of Debentures.

   The recitals contained herein and in the Debentures, except the certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures, or with respect to any disclosure or offering materials used in the sale of the Debentures. The Trustee shall not be accountable for the use or application by the Company of Debentures or the proceeds thereof.

SECTION 7.5.     May Hold Debentures.

   The Trustee, any Paying Agent, Debenture Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Debentures and, subject to Sections 7.8 and 7.12, if operative, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Debenture Registrar or such other agent.

SECTION 7.6.     Money Held in Trust.

   Money held by the Trustee in trust hereunder shall be held in a separate interest-bearing account and invested as directed by the Company, and such funds shall at all times be segregated from all other funds and assets owned or held by the Trustee. Any interest on any money received by the Trustee hereunder shall be for the benefit of the Company and shall be paid to the Company upon Company Request.

SECTION 7.7.     Compensation and Reimbursement.

   The Company agrees:

         (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

         (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

         (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

Subject to the provisions of Section 7.12, the Trustee shall have a first charge, prior in right to the Holders, against any funds held by it, or otherwise coming into its hands, following an Event of Default.

SECTION 7.8.     Corporate Trustee Required; Eligibility; Disqualification.

   There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any State or Territory or of the District of Columbia or a corporation or other person permitted to act as Trustee by the Commission, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $25,000,000, and subject to supervision or examination by Federal or State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any of its Affiliates shall serve as Trustee hereunder. The Trustee shall be subject to the provisions of Section 310(b) of the Trust Indenture Act. This Indenture shall always have a Trustee who satisfies the requirements of Section 310(a)(1) of the Trust Indenture Act.

   If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 7.9.     Resignation and Removal; Appointment of Successor.

   (a) No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 7.10.

   (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

   (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Debentures, delivered to the Trustee and to the Company.

   (d)   If at any time:

         (1)     the Trustee shall fail to comply with the provisions of
   Section 310(b) of the Trust Indenture Act after written request therefor by the Company or by any Debentureholder who has been a bona fide Holder of a Debenture or Debentures for at least six (6) months; or

         (2) the Trustee shall cease to be eligible under Section 310(a) of the Trust Indenture Act and shall fail to resign after written request therefor by the Company or by any such Debentureholder; or

         (3) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee and appoint a successor trustee, or (ii) subject to the provisions of
Section 6.14, any Debentureholder who has been a bona fide Holder of a Debenture for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee.

   (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee.
If, within one (1) year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Debentures delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Debentureholders and accepted appointment in the manner hereinafter provided, any Debentureholder who has been a bona fide Holder of a Debenture for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

   (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Debentures as their names and addresses appear in the Debenture Register. Each notice shall indicate the name of the successor Trustee and the address of its Principal Corporate Trust Office.

SECTION 7.10.    Acceptance of Appointment by Successor.

   Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the registration or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in
Section 7.7. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all of such rights, power and trusts.

   No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 7.11. Merger, Conversion, Consolidation or Succession to Business of Trustee.

   Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Debentures shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debentures so authenticated with the same effect as if the successor Trustee had itself authenticated such Debentures.

SECTION 7.12.    Preferential Collection of Claims against Company.

   The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A trustee who has resigned or been removed shall be subject to
Section 311(a) of the Trust Indenture Act to the extent indicated therein.

                                  ARTICLE VIII

                            Supplemental Indentures

SECTION 8.1.     Supplemental Indentures Without Consent of Debentureholders.

   Without the consent of the Holders of any Debentures, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

         (1) to evidence the succession of another corporation to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Debentures contained; or

         (2) to add to the covenants of the Company, for the benefit of the Holders of the Debentures, or to surrender any right or power herein conferred upon the Company; or





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

         (3) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action shall not adversely affect the interests of the Holders of the Debentures; or

         (4) to convey, transfer, assign, mortgage or pledge to or with the Trustee any property or assets which the Company may desire to convey, transfer, assign, mortgage or pledge; or

         (5) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Debentures in bearer form, registrable or not registrable as to principal, and with or without interest coupons.

   The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

   Any supplemental indenture authorized by the provisions of this Section 8.1 may be executed by the Company and the Trustee without the consent of the Holders of any of the Debentures at the time Outstanding, notwithstanding any of the provisions of Section 8.2.

SECTION 8.2.     Supplemental Indentures With Consent of Debentureholders.

   With the consent of the Holders of not less than sixty-six and two thirds percent (66 2/3%) in principal amount of the Outstanding Debentures, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may amend this Indenture or the Debentures and enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Debentures under this Indenture; provided, however, that no such amendment or supplemental indenture shall, without the consent of the Holders of each Outstanding Debenture affected thereby:

         (1) change the Stated Maturity of the principal of, or interest on, any Debenture, or reduce the principal amount thereof, the rate of interest or premium, if any, thereon or change any Place of Payment where, or the coin or currency in which, any Debentures or the interest or premium, if any, thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof; or

         (2) except as otherwise permitted or contemplated in Article Thirteen, increase the Conversion Price of any Debenture; or

         (3)     make any change in Section 6.8; or

         (4) reduce the percentage in principal amount of the Outstanding Debentures, the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

         (5) modify any of the provisions of this Section or Section 6.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Debenture affected thereby.


   It shall not be necessary for any Act of Debentureholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 8.3.     Execution of Supplemental Indentures.

   In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 8.4.     Effect of Supplemental Indentures.

   Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of Debentures shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and such supplemental indenture shall form a part of this Indenture for any and all purposes; and every Holder of Debentures theretofore or thereafter authenticated and delivered thereunder shall be bound thereby.

SECTION 8.5.     Conformity with Trust Indenture Act.

   Every supplemental indenture executed pursuant to this Article shall be prepared as if subject to the requirements of the TIA as then in effect.

SECTION 8.6.     Reference in Debentures to Supplemental Indentures.

   Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debentures so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture, may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Debentures.

SECTION 8.7.     Subordination Unimpaired.

   No supplemental indenture executed pursuant to this Article shall affect the superior position of the holders of Senior Indebtedness with respect to such Debentures.





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

                                   ARTICLE IX

              Consolidation, Merger, Conveyance, Transfer or Lease

SECTION 9.1.     Company May Consolidate, etc., Only on Certain Terms.

   The Company shall not consolidate with or merge into any other corporation or convey or transfer its property and assets substantially as an entirety to any Person, unless:

         (1) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Debentures and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

         (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

         (3) the Company shall have delivered to the Trustee an Officers' Certificate stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 9.2.     Successor Corporation Substituted.

   Upon any consolidation or merger of the Company into another entity, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety in accordance with Section 9.1, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein.

SECTION 9.3.     Limitation on Lease of Properties as Entirety.

   The Company shall not lease its properties and assets substantially as an entirety to any Person.

                                   ARTICLE X

                     Satisfaction, Discharge and Defeasance

SECTION 10.1.    Satisfaction and Discharge of Indenture.

   This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange or conversion of Debentures herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

         (1)     either:

                 (a) all Debentures theretofore authenticated and delivered (other than (i) Debentures which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6 and
   (ii) Debentures for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.3) have been delivered to the Trustee cancelled or for cancellation at any time after the Distribution Date; or

                 (b) all such Debentures not theretofore delivered to the Trustee cancelled or for cancellation

                          (i)     have become due and payable, or

                          (ii) will become due and payable at their Stated Maturity within one (1) year,

and the Company, in the case of (i) or (ii) above, has deposited or caused to be deposited with the Trustee, as trust funds in trust for the purpose, an amount in money or noncallable U.S. Government Obligations sufficient to pay and discharge the entire indebtedness on such Debentures not theretofore delivered to the Trustee cancelled or for cancellation, for principal and interest to the date of such deposit (in the case of Debentures which have become due and payable) or to the date of redemption or the Stated Maturity;

         (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

         (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

However, the obligations in Article Thirteen shall survive until the Debentures are no longer outstanding. Thereafter, notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.7 shall survive.

SECTION 10.2.    Application of Trust Money.

   All money deposited with the Trustee pursuant to Section 10.1 shall be held in trust and applied by it, in accordance with the provisions of the Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee. Money held by the Trustee in trust hereunder shall be held in a separate interest bearing account and such funds shall at all times be segregated from all other funds and assets owned or held by the Trustee. Any interest on any money received by the Trustee hereunder shall be for the benefit of the Company and shall be paid to the Company on Company Request.

   Any money deposited with the Trustee in trust for the payment of the principal of and interest on any Debenture pursuant to Section 10.1 and remaining unclaimed for two (2) years after such principal or interest has become due and payable, shall be paid to the Company on Company Request; and the Holder of such Debenture shall thereafter, as an unsecured general creditor, look to the Company for payment thereof, and all liability of the Trustee with respect to such trust money and any interest accrued thereon shall thereupon cease; provided, however, that the Trustee, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper in the Place of Payment, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

   The Trustee shall promptly pay to the Company upon Company Request any excess money or securities held by it at any time.

SECTION 10.3.    Satisfaction, Discharge and Defeasance of Debentures.

   (a) The Company will be deemed to have been Discharged (as defined below) from its obligations with respect to the Debentures; or

   (b) The Company will cease to be under any obligation to comply with any term, provision or condition set forth in (i) Article Nine or (ii) the terms, provisions or conditions of the Debentures (provided, however, that the Company may not cease to comply with any obligations as to which it may not be Discharged pursuant to the definition of "Discharged"), if, in the case of (a) and (b), with respect to the Debentures on the 91st day after the applicable conditions set forth below in (x) and (y) have been satisfied:

                 (x)(1) the Company has paid or caused to be paid all other sums payable with respect to the Outstanding Debentures (in addition to any required under (y)); and

                    (2) the Company has delivered to the Trustee an Officers' Certificate stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the entire indebtedness on all Outstanding Debentures have been complied with;

                 (y)(l) the Company shall have deposited or caused to be deposited irrevocably with the Trustee as a trust fund specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Debentures (i) an amount in the coin or currency of the United States of America as at the time of such deposit is legal tender for the payment of public and private debts or (ii) non-callable U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than the due date of any payment of principal and interest under the Debentures, money in an amount or (iii) a combination of (i) and (ii) sufficient (in the opinion with respect to (ii) and (iii) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee) to pay and discharge each installment of principal of, and interest on, the outstanding Debentures on the dates such installments of interest or principal are due;

                    (2)(i) no Event of Default or event (including such deposit) which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit,
   (ii) no Event of Default as defined in clause (4) or (5) of Section 6.1, or event which with notice or lapse of time or both would become an Event of Default under either such clause, shall have occurred within ninety (90) days after the date of such deposit and (iii) such deposit and the related intended consequence under (a) or (b) will not result in any default or event of default under any material indenture, agreement or other instrument binding upon the Company or any Subsidiary or any of their properties; and

                    (3) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that Holders of the Debentures will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option under this Section 10.3 and will be subject to Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such option had not been exercised.

         Any deposits with the Trustee referred to in clause (y)(1) above will be made under the terms of an escrow trust agreement in form and substance satisfactory to the Trustee and the Company.

         "Discharged" means that the Company will be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Debentures and to have satisfied all the obligations under this Indenture relating to the Debentures (and the Trustee, at the expense of the Company, will execute proper instruments acknowledging the same), except (A) the rights of Holders thereof to receive, from the trust fund described in clause (y)(1) above, payments of the principal of and the interest on the Debentures when such payments are due, (B) the Company's obligations with respect to the Debentures under Sections 3.5, 3.6., 10.2, 4.2, 4.3 (penultimate paragraph only) and Article Thirteen and the Company's obligations to the Trustee under Sections 7.7 and 7.9, and (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder, will survive such discharge. The Company will reimburse the trust fund for any loss suffered by it as a result of any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or any principal, premium or interest paid on such U.S. Government Obligations, and, subject to the provisions of Section 7.7, will indemnify the Trustee against any claims made against the Trustee in connection with any such loss.

                                   ARTICLE XI

                          Subordination of Debentures

SECTION 11.1.    Subordination.

   The Company covenants and agrees, and each Holder of Debentures, by his acceptance thereof, likewise covenants and agrees, that the indebtedness represented by the Debentures and the payment of the principal of, interest and premium, if any, on each and all of the Debentures is expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness, and that the subordination is for the benefit of the holder of Senior Indebtedness.

SECTION 11.2.    Distribution of Assets, etc.

   No payment on account of principal of or interest on the Debentures shall be made, and no Debentures shall be purchased or otherwise acquired, and no funds shall be set aside for the purchase of any Debentures, either directly or indirectly, by the Company, if a default in the payment of the principal of or premium, if any, or interest on any Senior Indebtedness shall have occurred and continued beyond any applicable period of grace so as to entitle the holder of such Senior Indebtedness to accelerate its maturity, unless and until such default shall have been cured or waived or shall have ceased to exist or moneys for the payment thereof shall have been duly set aside.

   In the event of any distribution of assets of the Company upon any dissolution, winding up, total or partial liquidation, or reorganization of the Company, whether in bankruptcy, insolvency or receivership proceedings, or upon any assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company, or otherwise,

         (1) all of the principal of and premium, if any, and interest on all Senior Indebtedness shall first be paid in full or moneys for the full payment thereof shall have been duly set aside before any payment is made upon the principal of or interest on any Debenture, and

         (2) any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted, or securities of the Company or of any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated to the payment of all principal of and premium, if any, and interest on such Senior Indebtedness as may at the time be outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment, provided that the obligations represented by all notes or other evidences of Senior Indebtedness are assumed by the new corporation, if any, resulting from any such reorganization or readjustment and provided further that the rights of the holders of Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment), to which the Debentureholders would be entitled except for the provisions of this Article, shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, to the holders of Senior Indebtedness (pro rata to each such holder on the basis of the respective amounts of Senior Indebtedness held by such holder) or their representatives, to the extent necessary to pay the principal of and premium, if any, and interest on all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to the holders of Senior Indebtedness, before any payment or distribution is made to the Debentureholders or to the Trustee.

   If the payment of principal of and any interest on the Debentures is accelerated because of an Event of Default, no payment on account of principal of or interest on the Debentures shall be made until all of the principal of and premium, if any, and interest on all Senior Indebtedness has been paid in full or due provision has been made for such payment.

   In the event that, notwithstanding the foregoing, any payment or distribution of any character or any security, whether in cash, securities or other property (other than securities of the Company as reorganized or readjusted, or securities of the Company or of any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated to the payment of all principal of and premium, if any, and interest on such Senior Indebtedness as may at the time be outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment provided that the obligations represented by all notes or other evidences of Senior Indebtedness are assumed by the new corporation, if any, resulting from any such reorganization or readjustment and provided further that the rights of the holders of Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment), shall be received by the Trustee or any Holder in contravention of any of the terms hereof, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full. In the event of the failure of the Trustees or any Holder to endorse or assign any such payment, distribution or security, each holder of Senior Indebtedness is hereby irrevocably authorized to endorse or assign the same.

SECTION 11.3.    Subrogation.

   Subject to the payment in full of all Senior Indebtedness, the Debentureholders shall be subrogated (equally and ratably with the holders of all other indebtedness of the Company which, by its express terms, ranks on a parity with the Debentures and is entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until all amounts owing on the Debentures shall be paid in full, and, as between the Company, its creditors other than holders of Senior Indebtedness, and the Debentureholders, no such payment or distribution made to the holders of Senior Indebtedness by virtue of this Article which otherwise would have been made to the Debentureholders, shall be deemed to be a payment by the Company on account of the Senior Indebtedness, it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Debentureholders, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

SECTION 11.4.    Obligation of the Company Unconditional.

   Nothing contained in this Article or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Debentureholders, the obligation of the Company, which is absolute and unconditional, to pay to the Debentureholders the principal of and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or affect the relative rights of the Debentureholders and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Debentureholder from exercising all remedies otherwise permitted by applicable law upon an Event of Default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

   Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee and the Debentureholders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Company is pending and the Trustee, subject to the provisions of Section 7.1, and the Debentureholders shall be entitled to rely upon a certificate of the liquidating trustee or agent or other person making any payment or distribution to the Trustee or to the Debentureholders for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount paid or distributed thereon, and all other facts pertinent thereto or to this Article.

SECTION 11.5.    Payments on Debentures Permitted.

   Nothing contained in this Article or elsewhere in this Indenture or in any of the Debentures shall affect the obligation of the Company to make, or prevent the Company from making, payment of the principal of or interest on the Debentures in accordance with the provisions hereof, except as otherwise provided in this Article.

SECTION 11.6.    Effectuation of Subordination by Trustee.

   Each Holder of Debentures, by his acceptance thereof, authorizes and directs the Trustee on his behalf to take such action at the request of the Company as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

SECTION 11.7.    Knowledge of Trustee.

   Notwithstanding the provisions of this Article or any other provisions of this Indenture, but subject to the provisions of Section 7.1, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of moneys to or by the Trustee, or the taking of any other action by the Trustee under this Article Eleven, unless and until the Trustee shall have received written notice thereof, in the manner required by Section 1.5, from the Company, any Debentureholder, any Paying Agent, any Debenture Registrar, or the holder or representative of any class of Senior Indebtedness.

SECTION 11.8.    Trustee May Hold Senior Indebtedness.

   The Trustee shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness at the time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in Section 7.12 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

SECTION 11.9.    Rights of Holders of Senior Indebtedness Not Impaired.

   No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holders may have or be otherwise charged with.

SECTION 11.10.   Alteration of Senior Indebtedness.

   The Holders of any Senior Indebtedness may extend, renew, modify or amend the terms of such Senior Indebtedness or any security therefor and may release, sell or exchange such security and otherwise deal freely with the Company, all without notice to or consent of the Debentureholders and without affecting the liabilities and obligations of the Company, the Trustee or the Debentureholders under this Indenture or the Debentures.

SECTION 11.11.   Article Applicable to Paying Agents.

   In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee, provided, however, that Sections 11.7, 11.8, and 11.10 shall not apply to the Company if it acts as Paying Agent.

SECTION 11.12.   Trustee Not Fiduciary for Holders of Senior Indebtedness.

   The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Debentures or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Eleven or otherwise.

                                  ARTICLE XII

                                   Redemption

SECTION 12.1.    Mandatory Redemption.

   The Company shall have no mandatory redemption or sinking fund obligations with respect to the Debentures.

SECTION 12.2.    Optional Redemption.

   The Company may redeem all or any portion of the Debentures at any time and from time to time under the circumstances, upon the terms, and at the redemption prices, set forth in the form of Debenture included in Section 2.1. Any redemption pursuant to this Section 12.2 shall be made pursuant to the provisions of Sections 12.3 through 12.8. Notwithstanding the other provisions hereof, the Company may not redeem all or any portion of the Debentures unless the Debenture Registration Statement shall have been declared effective, except under the circumstances contemplated by Section 15.6.

SECTION 12.3.    Notices to Trustee.

   If the Company elects to redeem Debentures pursuant to the optional redemption provisions of Section 12.2, it shall furnish to the Trustee, at least thirty-five (35) days but not more than sixty (60) days before a redemption date, an Officers' Certificate setting forth the redemption date, the principal amount of Debentures to be redeemed, the redemption price, and that any condition to such redemption set forth in Section 12.2 has been satisfied or waived, or is inapplicable.

SECTION 12.4.    Selection of Debentures to be Redeemed.

   If less than all of the Debentures are to be redeemed, the Trustee shall select the Debentures to be redeemed among the Holders of the Debentures pro rata or in accordance with a method the Trustee considers fair and appropriate (and in such manner as complies with applicable legal and stock exchange requirements, if any). In the event of partial redemption by lot, the particular Debentures to be redeemed shall be selected, unless otherwise provided herein, not less than thirty (30) nor more than sixty (60) days prior to the redemption date by the Trustee from the outstanding Debentures not previously called for redemption.

   The Trustee shall promptly notify the Company in writing of the Debentures selected for redemption and, in the case of any Debenture selected for partial redemption, the principal amount thereof to be redeemed. Debentures and portions of them selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Debentures of a Holder are to be redeemed, the entire outstanding amount of Debentures held by such Holder shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Debentures called for redemption also apply to portions of Debentures called for redemption.

SECTION 12.5.    Notice of Redemption.

   At least thirty (30) days but not more than sixty (60) days before a redemption date, the Company shall mail a notice of redemption to each Holder whose Debentures are to be redeemed.

   The notice shall identify the Debentures to be redeemed and shall state:

         (1)     the redemption date;

         (2)     the redemption price;

         (3) if any Debenture is being redeemed in part, the portion of the principal amount of such Debenture to be redeemed and that, after the redemption date, upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion will be issued;

         (4)     the name and address of the Paying Agent;

         (5) that Debentures called for redemption must be surrendered to the Paying Agent to collect the redemption price; and

         (6) that interest on Debentures called for redemption ceases to accrue on and after the redemption date.

   At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall deliver to the Trustee, at least thirty-five (35) days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 12.6.    Effect of Notice of Redemption.

   Once notice of redemption is mailed, Debentures called for redemption and not converted into Common Stock pursuant to Article Thirteen become due and payable on the redemption date at the redemption price.

SECTION 12.7.    Deposit of Redemption Price.

   At least three (3) Business Days (if by check) and one (1) Business Day (if by wire transfer) prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Debentures to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company any money not required for that purpose.

   If the Company complies with the preceding paragraph, interest on the Debentures to be redeemed will cease to accrue on the applicable redemption date, whether or not such Debentures are presented for payment. If any Debenture called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal, from the redemption date until such principal is paid, and on any interest not paid on such unpaid principal, in each case at the rate provided in the Debentures and in Section 4.1.

SECTION 12.8.    Debentures Redeemed in Part.

   Upon surrender of a Debenture that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Debenture equal in principal amount to the unredeemed portion of the Debenture surrendered.

SECTION 12.9.    Repurchasing of Debentures.

   Nothing herein shall prohibit the Company from repurchasing from time to time all or any portion of the Debentures in the open market or in privately negotiated transactions.


                                  ARTICLE XIII

                            Conversion of Debentures

SECTION 13.1.    Conversion Privilege.

   Subject to and upon compliance with the provisions of this Article Thirteen and the terms of the form of Debenture set forth in Section 2.3, at the option of the Holder, any Debenture or any portion of the principal amount thereof which is $1,000 or a whole multiple thereof, may, at any time on or before December 1, 2011, or in case such Debenture or some portion thereof shall be called for redemption prior to such date, then, with respect to such Debenture or portion thereof, until and including, but not after, the close of business on the third (3rd) business day next preceding the date fixed for such redemption, be converted at the principal amount thereof into Common Stock at the Conversion Price in effect at the date of conversion.

SECTION 13.2.    Manner of Exercise of Conversion Privilege.

   To exercise the conversion privilege, the Holder shall surrender such Debenture to the Debenture Registrar, together with a duly executed conversion notice in the form provided on the Debenture, and, if so required by the Debenture Registrar, the Debenture shall also be accompanied by proper assignments thereof to the Company or in blank for transfer and any requisite Federal and state transfer tax stamps. Debentures surrendered for conversion during the period from the close of business on the record date preceding an Interest Payment Date to the opening of business on such Interest Payment Date shall (unless any such Debenture or the portion thereof being converted shall have been called for redemption) also be accompanied by payment in funds in cash or by certified bank cashier's check of an amount equal to the interest payable on such Interest Payment Date on the principal amount of such Debenture then being converted. As promptly as practicable after the surrender of Debenture for conversion, the Company shall issue and shall deliver to the Debenture Registrar for delivery to such Holder, or his designee, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Debenture or portion thereof and a check or cash in respect of any fraction of a share of Common Stock issuable upon such conversion, all as provided in this Section 13.2, together with a Debenture or Debentures in principal amount equal to the unconverted and unredeemed portion, if any, of the Debenture so converted. Conversion shall be deemed to have been effected on the date on which notice (and payment, if required) shall have been received at the Debenture Registrar's office and such Debenture shall have been surrendered to the Debenture Registrar, and at that time the rights of the holder as a Holder shall cease as to that portion of the Debenture converted, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby; provided, however, that in the event any such conversion occurs on any date when the stock transfer books of the Company are closed, the person or persons in whose name or names the certificates for shares of Common Stock are to be issued will be deemed the record holder or holders thereof for all purposes on the next succeeding day on which such stock transfer books are open, and the conversion shall be at the Conversion Price in effect on such next succeeding day on which such transfer books are open. Subject to the foregoing, no adjustment shall be made for interest accrued on any Debenture that shall be converted (unless any such Debenture or the portion thereof being converted shall have been called for redemption) or for dividends on any Common Stock that shall be issued upon the conversion of such Debenture.


SECTION 13.3.    Cash Adjustment Upon Conversion.

   The Company shall not be required to issue fractions of shares of Common Stock upon conversion of Debentures. If more than one Debenture shall be surrendered for conversion at any time by the same holder, the number of full shares of Common Stock which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Debentures so surrendered. If any fractional interest in a share of Common Stock would be deliverable upon the conversion of any Debenture or Debentures, the Company shall make an adjustment therefor in cash equal to the current market value of such fractional interest computed to the nearest thousandth of a share at the closing price on the Nasdaq National Market or, if then traded on a national securities exchange, the closing price on such exchange or the highest bid quotation on an automated quotation system on the last business day prior to the date of conversion, or if the Common Stock shall not then be listed on the Nasdaq National Market or on an exchange or included on an automated quotation system, as reported by the National Quotation Bureau, Inc. or similar reporting service.

SECTION 13.4.    Conversion Price.

   The Conversion Price shall be as specified in the form of Debenture set forth in Section 2.3 or, after adjustment as provided in this Section 13, the Conversion Price as so adjusted.


SECTION 13.5.    Adjustment of Conversion Price.

   The Conversion Price shall be adjusted from time to time as follows:

         (a) In case the Company shall, at any time or from time to time while any of the Debentures are outstanding, (i) issue any shares of its capital stock as a dividend (or other distribution) on its Common Stock;
   (ii) subdivide its outstanding shares of Common Stock into a greater number of shares; (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its Common Stock any shares of stock of the Company, the Conversion Price in effect immediately prior thereto shall be adjusted so that any Debentureholder who thereafter converts his Debenture shall be entitled to receive the number of shares of capital stock of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above, had such Debenture been converted immediately prior to the happening of such event. Any adjustment made pursuant to this subdivision (a) shall become effective, in the case of a dividend, on the payment date retroactively to immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such dividend, subject to the provisions of subdivision (f) of this
   Section 13.5, and shall become effective in the case of a subdivision, combination or reclassification immediately after the opening of business on the day following the day when such subdivision, combination or reclassification, as the case may be, becomes effective.

         (b) In case the Company shall, at any time or from time to time while any of the Debentures are outstanding, issue rights or warrants entitling anyone to subscribe for or purchase shares of Common Stock at a price per share less than the then current market price per share of Common Stock (as defined in subdivision (d) below) at the Measurement Date (as defined below), the Conversion Price in effect immediately prior to the issuance of such rights or warrants shall be adjusted as follows: the number of shares of Common Stock into which $1,000 principal amount of Debentures was theretofore convertible shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of additional shares of Common Stock offered for subscription or purchase, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such current market price; and the Conversion Price shall be adjusted by dividing $1,000 by the new number of shares into which $1,000 principal amount of Debentures shall be convertible as aforesaid. The term "Measurement Date" shall mean, with respect to determining current market price in connection with the issuance of rights or warrants to purchase Common Stock, the earlier of (i) the date upon which the Company enters into a bona fide and binding agreement for the issuance of such rights or warrants and (ii) the issuance or grant thereof. Such adjustment shall become effective on the date of such issuance, all as determined by the independent certified public accountants then regularly auditing the accounts of the Company, whose determination shall be conclusive, subject to the provisions of subdivision (f) of this Section 13.5.

         (c) In case the Company shall, at any time or from time to time while any of the Debentures are outstanding, distribute to all holders of shares of Common Stock evidences of its indebtedness or securities or assets (excluding cash dividends or cash distributions payable out of retained earnings, or distributions payable in shares of Common Stock) or rights to subscribe for same (excluding those referred to in subdivision (b) above), the Conversion Price in effect immediately prior to such distribution shall be adjusted as follows: the number of shares of Common Stock into which $1,000 principal amount of Debentures was theretofore convertible shall be multiplied by a fraction, the numerator of which shall be the current market price per share of Common Stock (as defined in subdivision (d) below) on the record date for such distribution, and the denominator of which shall be such current market price per share of the Common Stock, less the then fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or Securities or evidences of indebtedness so distributed or of such subscription rights applicable to one share of Common Stock; and the Conversion Price shall be adjusted by dividing $1,000 by the new number of shares into which $1,000 principal amount of Debentures shall be convertible as aforesaid. Such adjustment shall become effective on the date of such distribution retroactively to immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such distribution, subject to the provisions of subdivision (f) of this Section
   13.5. For the purposes of this subdivision (c), retained earnings shall be computed by adding thereto all charges against retained earnings on account of dividends paid in shares of Common Stock in respect of which the Conversion Price has been adjusted, all as determined by the independent certified public accountants then regularly auditing the accounts of the Company, whose determination shall be conclusive.

         (d)     For the purpose of any computation under subdivision (b) and
   (c) above, the current market price per share of Common Stock at any date shall be deemed to be the average of the market values of the Common Stock for the ten (10) consecutive business days immediately preceding the day in question. The market value of the Common Stock for each day shall be determined as provided in Section 13.3.

         (e) Except as herein otherwise provided, no adjustment in the Conversion Price shall be made by reason of the issuance in exchange for cash, property or services, of shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock, or carrying the right to purchase any of the foregoing.

         (f) If the Company shall take a record of the holders of Common Stock for the purpose of entitling them to receive any dividend, for any subscription or purchase rights or any distribution and shall, thereafter and before the distribution to stockholders of any such dividend, subscription or purchase rights or distribution, abandons its plan to pay or deliver such dividend, subscription or purchase rights or distribution, then no adjustment of the Conversion Price shall be required by reason of the taking of such record.

         (g) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such price; provided, however, that any adjustments which by reason of this subdivision (g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 13.5 shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

         (h) Whenever the Conversion Price is adjusted as herein provided, the Company shall (i) forthwith place on file at the corporate trust office of the Trustee and the Debenture Registrar a statement signed by the Chairman of the Board, the President or an Executive Vice President of the Company, and by its Chief Financial Officer, Treasurer or an Assistant Treasurer showing in detail the facts requiring such adjustment and the Conversion Price after such adjustment and the statement of the Company's independent certified public accountants confirming the Conversion Price after such adjustment, and the Trustee and Debenture Registrar shall exhibit the same from time to time to any Holder desiring to inspect such certificate during normal business hours, and (ii) cause a notice stating that such adjustment has been effective and the adjusted Conversion Price to be mailed to the Holders of Debentures at their last addresses as they shall appear on the books of the Debenture Registrar.


SECTION 13.6. Effect of Reclassifications, Consolidations, Mergers or Sales on Conversion Privileges.


   In case of any reclassification or change of outstanding shares of Common Stock issuable upon conversion of the Debentures (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation of the Company with one or more other corporations (other than a consolidation in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock issuable upon conversion of the Debentures), or in case of the merger of the Company into another corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company, or such successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture which shall be prepared as if subject to the TIA as then in effect, providing that each Holder shall have the right to convert their outstanding Debenture into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such Debenture might have been converted immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article Thirteen and any such adjustments which shall be approved by the Board of Directors and set forth in such supplemental indenture shall be conclusive for all purposes of this Section 13.6, and the Trustee shall not be under any responsibility to determine the correctness of any provision contained in such supplemental indenture relating to either the kind or amount of shares of stock or securities or property receivable by Debentureholders upon the conversion of their Debentures after any such reclassification, change, consolidation, merger, sale or conveyance.

   The above provisions of this Section 13.6 shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales and conveyances.

SECTION 13.7.    Taxes on Conversions.

   The issue of stock certificates on conversion of Debentures shall be made without charge to the converting Debentureholder for any issue tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock (or other security) in any name other than that of the Holder of any Debenture converted, and the Company shall be not required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.


SECTION 13.8.    Company to Reserve Stock.

   The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Debentures, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Debentures.

   The Company covenants that all shares of Common Stock which may be issuable upon conversion of Debentures shall upon issue be fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof.


SECTION 13.9.    Disclaimer by Trustee of Responsibility for Certain Matters.

   Neither the Trustee nor any conversion agent shall at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or provided to be employed, herein or in any supplemental indenture in making such adjustment. Neither the Trustee nor any conversion agent shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Debenture; and neither the Trustee nor any conversion agent makes any representation with respect thereto. Neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to make any cash payment or to issue, register the transfer of or deliver any shares of Common Stock or stock certificates or other securities or property upon the surrender of any Debenture for the purpose of conversion or to comply with any of the covenants of the Company contained in this Article Thirteen.


SECTION 13.10.   Company to Give Notice of Certain Events.

   In the event that the Company shall:

         (1) pay any dividend or make any distribution to the holders of Common Stock otherwise than in cash out of its retained earnings; or

         (2) offer for subscription, pro rata, to the holders of Common Stock any additional shares of stock of any class or any other right; or

         (3) effect any reclassification or change of outstanding shares of Common Stock issuable upon the conversion of the Debentures (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock issuable upon conversion of the Debentures), or any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety; then, and in any one or more of such events, the Company will give a Responsible Officer of the Trustee and the Debenture Registrar written notice thereof at least two (2) business days prior to (i) the record date fixed with respect to any of the events specified in (1) and (2) above, and
   (ii) the effective date of any of the events specified in (3) above; and shall mail a copy of such notice to Holders at their last addressees, as they appear upon the books of the Debenture Registrar.

                                  ARTICLE XIV

          Immunity of Directors, Officers, Employees and Stockholders

SECTION 14.1.    Exemption from Individual Liability.

   No Affiliate, officer, director, employee or stockholder, as such, of the Company, or its Subsidiaries, shall have any liability for any obligations of the Company under the Debenture or this Indenture, or for any claim based on, in respect of or by reason of such obligations or their creation. Each Debentureholder by accepting a Debenture hereby expressly waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Debentures.


                                   ARTICLE XV

                       Registration Under Securities Act

SECTION 15.1.    Debentures Entitled to Registration.

   The Debentures and the shares of Common Stock issued or issuable upon conversion of the Debentures shall be entitled to the registration rights set forth in this Article 15.

SECTION 15.2.    Debenture Registration Statement.

   The Company shall, at its expense, cause a registration statement on the appropriate form to be filed with the Commission covering the registration of the Debentures and the shares of Common Stock issued or issuable upon conversion of the Debentures (the "Debenture Registration Statement") within the time required by Section 15.3. Upon and after any such filing, the Company shall take all reasonable steps necessary to promptly cause the Debenture Registration Statement to be declared effective by the Commission. The Company shall give prompt written notice of the declaration of effectiveness of the Debenture Registration Statement to each Debentureholder whose securities are included therein, and thereafter shall supply at its expense such reasonable number of copies of the applicable prospectus as may be requested in writing by such Debentureholders. The Trustee shall have no obligation to file the Debenture Registration Statement.

SECTION 15.3.    Timing of Filing Debenture Registration Statement.

   (a) Unless the Debenture Registration Statement shall have earlier been declared effective under the circumstances contemplated by Section 15.3(b), the Debenture Registration Statement shall be filed with the Commission on the earlier of the first filing after the date of this Indenture of a registration statement with the Commission by the Company for any other purpose, or December 31, 1998.

   (b) Unless the Debenture Registration Statement shall have earlier been declared effective under the circumstances contemplated by Section 15.3(a), the Company shall not redeem all or any portion of the Debentures unless the Debenture Registration Statement shall have been declared effective.

SECTION 15.4.    Period of Effectiveness; State Law Requirements.

   Following the effectiveness of the Debenture Registration Statement, the Company shall use its best efforts to keep it continuously effective and current until the expiration of two (2) years following the commencement of the first holding period under the Commission's Rule 144 with respect to the Debentures and the underlying shares of Common Stock. The Company shall contemporaneously take at its expense those steps necessary to assist Holders in their compliance with state securities laws' registration or qualification requirements that may be applicable to re-sales of the Debentures and such shares of Common Stock in jurisdictions where the Debentures were originally offered and sold by the Company.

SECTION 15.5.    Debentureholder to Supply Information.

   Each Holder, by acceptance of a Debenture or the Common Stock issued on conversion thereof, shall be deemed to have agreed to provide the Company with all information regarding the Holder, including the nature and amount of beneficial ownership by the Holder of Debentures and Common Stock, that the Company may reasonably request to include the Holder's Debentures and related shares of Common Stock in the Debenture Registration Statement. The request from the Company shall be sent to each Debentureholder at his address as it appears on the Debenture Register. The requested information shall be mailed by the Debentureholders to the Company at its address set forth herein or pursuant hereto within not more than five (5) Business Days of the Debentureholders' receipt of the request from the Company.

SECTION 15.6.    Exception to Requirements.

   Notwithstanding the other provisions hereof, the Company shall not be required to file and pursue the effectiveness of the Debenture Registration Statement if at the applicable time the Company shall reasonably believe the Debentures and the underlying shares of Common Stock are no longer subject to restriction on transfer under applicable securities laws as a result of the issuance of those securities in a transaction under Section 4(2) of the Securities Act or Rule 506 of Regulation D thereunder. In this event, the Company shall, at its expense, promptly take all reasonable steps necessary to remove legends from each certificate representing the securities and to remove all stop transfer instructions that may have been issued to the Debenture Registrar or any transfer agent for the Common Stock.


*    *    *    *    *    *    *    *    *    *    *    *    *    *    *    *


   This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

   IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed and attested, all as of the day and year first above written.

Attest:                                   REPUBLIC BANCSHARES, INC.



By: ________________________________      By:__________________________________
    Christopher M. Hunter,                   William R. Falzone, Vice President
     Corporate Secretary                      and Chief Financial Officer

Attest:                                   SOUTHTRUST BANK OF FLORIDA,
                                            NATIONAL ASSOCIATION



By: _____________________________         By:__________________________________
    Authorized Signatory                           Scott A. Schuhle,
                                                 Authorized Signatory